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                                                                    EXHIBIT 23.3



                      CONSENT OF CUSHMAN & WAKEFIELD, INC.



         We consent to all references to us in Amendment No. 5 to the Registration Statement on Form S-4 of Shelbourne Properties II, Inc. under the captions "SUMMARY," "ALTERNATIVES TO THE CONVERSION" and "EXPERTS."



                                                     CUSHMAN & WAKEFIELD, INC.


New York, New York
January 24, 2001